Exhibit 99.1

Key3Media Proposes Recapitalization That Would Provide Strong Financial Foundation

Pre-Negotiated Plan Would Eliminate 87% of Debt and All Preferred and Common Stock

Thomas Weisel Capital Partners to Provide $30 Million

In DIP Financing to Fund Ongoing Operations

All Tradeshows and Conferences Will Take Place As Planned

             LOS ANGELES, CA, February 3, 2003 – Key3Media Group, Inc. (OTCBB: KMED), the world’s leading producer of information technology tradeshows and conferences, today proposed a comprehensive recapitalization plan designed to provide a strong financial foundation for the Company. The plan is backed by investment funds managed by Thomas Weisel Capital Partners (“TWCP”), which own approximately 68% of Key3Media’s bank debt and approximately 38% of its bonds (11.25% senior subordinated notes due 2011).

             Through the recapitalization, Key3Media will reduce its total debt by 87% from approximately $372 million to $50 million and eliminate all of its existing preferred stock and common equity. Annual interest expense will be cut from approximately $38 million to $3.4 million. TWCP has agreed to provide Key3Media $30 million in debtor-in-possession (DIP) financing in a pre-negotiated Chapter 11 proceeding commenced today. TWCP has also agreed to fund the Company going forward on completion of the reorganization. The proposed plan of reorganization will enable the Company to operate its business with no interruption. Current management will remain in place during the recapitalization, and with the support of TWCP, will move forward with an array of plans to expand programs and services to its clients.

             Under the proposed reorganization plan, TWCP will own approximately 99% of the recapitalized company, and the general unsecured creditors and bondholders will initially own the remaining 1% of the equity, with the right to buy up to an additional 10% of the equity. Key3Media will implement the proposed recapitalization through a plan of reorganization filed today in the United States Bankruptcy Court for the District of Delaware. The Company aims to emerge from Chapter 11 within 90 days of filing. During the reorganization proceedings, Key3Media will operate its business in the ordinary course. All tradeshows and conferences will take place as scheduled, including COMDEX Fall in Las Vegas (November 15-20), NetWorld+Interop Las Vegas (April 27-May 2), JavaOne San Francisco (June 9-13), Seybold

Seminars San Francisco (September 22-25), and all international events and Key3Studios events. (A full list of 2003 events is attached.)

             “This comprehensive plan is designed to put Key3Media back on track to long-term financial health while giving us the capital strength and operating flexibility we need to hold all of our scheduled tradeshows and conferences. Our clients will now be able to sign up for NetWorld+Interop, COMDEX and our other shows with full confidence,” said Fredric D. Rosen, Chairman and CEO. “After a thorough review of our strategic options, we believe this is by far the best alternative for all of our constituencies. Thomas Weisel Capital Partners is an accomplished investor with extensive experience in the technology sector, and with its support, this plan will enable Key3Media to serve its customers, build on its leadership position, and realize its full potential when our markets recover.”

             Lawrence B. Sorrel, Managing Partner of Thomas Weisel Capital Partners and Director of Private Equity at Thomas Weisel Partners, stated, “With a strong portfolio of brands, a large high-caliber client base, and a leading market position, Key3Media is a fundamentally sound company that has been hurt by its capital structure and the declines in the IT and networking industries. We intend to work closely with the Board, management and Key3Media’s talented workforce to help the Company execute a successful turnaround, reestablish a strong capital structure and position itself for long-term growth in the global IT tradeshow and conference market, a market with great potential in the years ahead.”

             The Company’s common stock may be delisted from the OTC Bulletin Board as a result of the Company’s filing under Chapter 11 of the U.S. Bankruptcy Code.

             Thomas Weisel Capital Partners is the merchant banking affiliate of investment firm Thomas Weisel Partners LLC. TWCP’s flagship fund, Thomas Weisel Capital Partners, L.P., is a $1.3 billion private equity fund with backing from leading institutional investors and a current portfolio of over 30 companies primarily focused in the growth sectors of the economy, including media and communications, information technology and healthcare. In total, the private equity business of Thomas Weisel Partners has over $2 billion in assets under management across its merchant banking, venture capital and fund of funds activities and a team of 50 professionals based in San Francisco, New York, Boston, Menlo Park and London.

Forward Looking Statements
Certain matters discussed in this release are “forward-looking statements,” including statements about Key3Media’s future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You

can find many (but not all) of these statements by looking for words like “will”, “may”, “believes”, “expects”, “anticipates”, “plans” and “estimates” and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Key3Media’s actual results to differ materially from those expressed or implied in this release. These include, but are not limited to, economic conditions generally and in the information technology industry in particular; the timing of Key3Media’s events and their popularity with exhibitors, sponsors and attendees; technological changes and developments; intellectual property rights; competition; capital expenditures; and factors impacting Key3Media’s international operations. In addition, the IT industry has experienced a significant downturn since the middle of 2001 and the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular. All of these factors and developments have and will continue to adversely affect participation and attendance at Key3Media’s events, although the Company is not able to quantify or reliably estimate the future impact that these matters may have on its businesses, results of operations or financial condition. The sections entitled “Item 1. Business — Certain Factors That May Affect our Businesses” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2001 filed by Key3Media with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Key3Media’s forward-looking statements and/or adversely affect its business, results of operations and financial position. These statements and discussions, as well as any others contained in Key3Media’s other SEC public filings, are incorporated herein by reference. Key3Media does not plan to update any forward-looking statements.

KEY3MEDIA 2003 EVENT CALENDAR

EVENT	DATE	LOCATION
COMDEX Scandinavia 2003	January 14 - 16, 2003	Goteborg, Sweden
VoiceCon	February 17 - 20, 2003	Washington, DC
Intel Developer Forum Conference, Spring 2003	February 18 - 21, 2003	San Jose, CA
DISCOP Formats Market	February 19 - 21, 2003	Lisbon, Portugal
COMDEX Greece 2003 (featuring Interop)	February 13 - 16, 2003	Athens, Greece
COMDEX China 2003	April 2 - 5, 2003	Beijing, China
COMDEX Saudia Arabia	April 6 - 9, 2003	Saudia Arabia
COMDEX IT France 2003	April 1 - 3, 2003	Paris, France
Next Generation Network Ventures	April 15 - 17, 2003	Burlingame, CA
NetWorld+Interop 2003 Las Vegas	April 27 - May 2, 2003	Las Vegas, Nevada
JavaOne(SM) Conference	June 9 - June 13, 2003	San Francisco, CA
NetWorld+Interop 2003 Tokyo	June 30 - July 4, 2003	Tokyo, Japan
COMDEX/NetWorld+Interop Brazil 2003	August 19 - 22, 2003	Sao Paulo, Brazil
COMDEX Korea 2003	August 18 - 21, 2003	Seoul Korea
Seybold San Francisco 2003	September 22 - 25, 2003	San Francisco, CA
COMDEX Canada 2003	September 16 - 18, 2003	Toronto, Canada
NetWorld+Interop 2003 Toronto	September 16 - 18, 2003	Toronto, Canada
Orbit COMDEX Europe 2003	September 24 - 27, 2003	Basel, Switzerland
Technology in Government Week 2003	October 6 - 8, 2003	Ottawa, Ontario
NetWorld+Interop 2003 Paris	November 19 - 21, 2003	Paris, France
COMDEX Fall 2003	November 15 - 20, 2003	Las Vegas, Nevada
BioSecurity 2003	October 20 - 22, 2003	Washington D.C.
Next Generation Networks 2003	November 3 - 7, 2003	Boston, MA
JavaOne Japan	December 17 - 19, 2003	Tokyo, Japan